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                                                                   EXHIBIT 4.2

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                 THE GETTY COMMUNICATIONS EXECUTIVE SHARE OPTION PLAN




                         APPROVED BY THE BOARD ON 30 MAY 1996

                         ADOPTED WITH EFFECT FROM 8 JULY 1996

               AMENDED BY THE BOARD ON 20 AUGUST 1997 AND FEBRUARY 1998











                    CLIFFORD CHANCE
                    200 Aldersgate Street
                    London EC1A 4JJ

                    Tel:  44 171 600 1000
                    Fax:  44 171 600 5555

                    Ref:  MSF/G2382/19

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                                       CONTENTS

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CLAUSE                                                                           PAGE

PART A:  UNAPPROVED OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.   Definitions and Interpretation . . . . . . . . . . . . . . . . . . . . . .1
     2.   Grant of Options, Plan Limits and Exercise Price . . . . . . . . . . . . .2
     3.   Exercise of Options. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     4.   Cash Equivalent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     5.   Takeover, Reconstruction, Winding-up and Listing . . . . . . . . . . . . .6
     6.   Variation of Capital . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     7.   Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     8.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     9.   Incentive Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . 10

PART B:  APPROVED OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10


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PART A:   UNAPPROVED OPTIONS


1.   DEFINITIONS AND INTERPRETATION

(1)  In this Plan, unless the context otherwise requires:-

     "BOARD" means the board of directors of the Company or a committee appointed by such board of directors;

     "CODE" means the United States Internal Revenue Code of 1986 (as amended);

     "COMPANY" means Getty Communications plc (registered in England and Wales No. 3005770);

     "FIVE YEAR VESTED OPTIONS" mean Premium Options that were not vested at the fourth anniversary of their date of grant but have vested at the fifth anniversary of the date of grant;

     "FOUR YEAR VESTED OPTIONS" mean Premium Options that were not vested at the third anniversary of their date of grant but have vested at the fourth anniversary of the date of grant;

     "GRANT DATE" in relation to an option means the date on which the option was granted;

     "INCENTIVE STOCK OPTION" means an option satisfying the requirements of
     Section 412 of the Code;

     "MARKET OPTIONS" means options granted to acquire shares in the Company at Market Value;

     "MARKET VALUE" at the date of grant of any option means the fair market value of shares in the Company on that date as determined by the Board;

     "PARTICIPANT" means a person who holds an option granted under the Plan;

     "PARTICIPATING COMPANY" means the Company or any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons, one of them being the Company, and for this purpose "CONTROL" has the same meaning as in Section 840 of the Income and Corporation Taxes Act 1988;

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     "PLAN" means the Getty Communications Executive Share Option Plan as herein set out but subject to any alterations or addition made under Rule 7 below;

     "PREMIUM OPTIONS" means options granted to acquire shares in the Company at Premium Value;

     "PREMIUM VALUE" at the date of any grant of any option means the Market Value of shares in the Company on that date plus an amount equal to the Rate of Return on that Market Value compounded over five years;

     "RATE OF RETURN" at any date mens the annual rate of return on the basis of which the Premium Value will be calculated, such Rate of Return being 10%;

     "SHARES" means ordinary "Class A" shares of the Company;

     "SUBSIDIARY" means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

     "THREE YEAR VESTED OPTIONS" means Premium Options that have vested at the third anniversary of their date of grant;

     and any provisions relating to any employee shall apply, mutatis mutandis, to a consultant.

(2) Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

2.   GRANT OF OPTIONS, PLAN LIMITS AND EXERCISE PRICE

(1) Subject to sub-rule (2) below the Board may grant to any director or employee or consultant of a Participating Company an option under Part A to acquire shares in the Company, upon the terms set out in the Plan and upon such other terms as the Board may specify; and for this purpose an option to acquire includes an option to purchase and an option to subscribe. The Board may only grant Market Options where it at the same time grants Premium Options to the same person.

(2) No options shall be granted under the Plan which would, at the time they are granted, cause the number of shares in respect of which options have been granted (disregarding options which have lapsed) to exceed 6,159,900 shares.

(3) The price at which shares may be acquired by the exercise of an option granted under the Plan shall be determined by the Board before the grant thereof, but shall not be less than Market Value at the date of grant in respect of Market Options and shall be not less than

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     Premium Value at the date of grant in respect of Premium Options and shall not, except in the case of an option to acquire shares otherwise than by subscription, be less than the nominal value of those shares.

     For the purpose of determining the fair market value of shares of the Company, the following rules shall apply:

     (a) If the shares are at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing price of the shares on the date in question on the principal exchange on which the shares are then listed or admitted to trading. If no reported sale of the shares takes place on the date in question on the principal exchange, then the fair market value shall be determined as of the closest preceding date on which such principal exchange shall have been open for business and shares were traded.

     (b) If the shares are not at the time listed or admitted to trading on a stock exchange, the fair market value shall be the mean between the closing bid and asked quotations for the shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Company and regularly reporting the market price for the shares in such market. If there are no bid and asked quotations for the shares on such date, the fair market value shall be deemed to mean the mean between the closing bid and asked quotations in the over-the-counter market for the shares on the closest date preceding the date in question for which such quotations are available.

(4)  An option granted under the Plan to any person:-

     (a) shall not, except as provided in Rule 3(4) below, be capable of being transferred by him, and

     (b)  shall lapse forthwith if he is adjudged bankrupt.

3.   EXERCISE OF OPTIONS

(1) The exercise of any option granted under the Plan shall be effected in such form and manner as the Board may from time to time prescribe.

(2) Options shall vest at each anniversary of the date of grant of the option in question ("VEST DATE"). At each Vest Date the options which vest will be a number calculated by dividing the number of shares over which options were granted by five.

(3) Subject to sub-rule (4) below and to Rule 5 below or to any contrary agreement between the Company and any Participant, a Market Option granted under the Plan may not be

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     exercised before the third anniversary of the Grant Date, whereafter it may be exercised at any time to the extent vested, and a Premium Option may be exercised at any time to the extent it has vested.

(4) If any Participant ceases to be a director or employee or consultant of a Participating Company (whether by reason of his death or otherwise) the option may to the extent it has vested, and may to the extent it has not vested (at the sole and absolute discretion of the Board), be exercised within the period which shall expire 12 months after his so ceasing. In the case of death, such exercise shall be by the Participant's personal representatives.

(5) A Participant shall not be treated for the purposes of sub-rule (4) above as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Protection (Consolidation) Act 1978 before exercising an option under the Plan shall be treated for those purposes as not having ceased to be such a director or employee.

(6) Notwithstanding any other provision of the Plan, an option granted under the Plan may not be exercised after the expiration of the period of 7 years beginning with the Grant Date or granted after the tenth anniversary of its adoption.

(7) (a) Three Year Vested Options shall lapse if not exercised after the expiry of five years from the Grant Date.

     (b) Four Year Vested Options shall lapse if not exercised after the expiry of six years from the Grant Date.

     (c) Five Year Vested Options shall lapse if not exercised after the expiry of seven years from the Grant Date.

(8) Within 30 days after an option under the Plan has been exercised by any person, the Board on behalf of the Company shall allot to him (or his nominee) or, as appropriate, procure the transfer to him (or his nominee) of the number of shares in respect of which the option has been exercised provided that:-

     (a) the Board considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; or

     (b) in a case where a Participating Company is obliged to account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of

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          the option, and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

          (i) made a payment to the Participating Company of an amount equal to the Tax Liability; or

          (ii) entered into arrangements acceptable to that or another Participating Company to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Participating Company of the relevant amount out of the proceeds of sale or otherwise).

(9) All shares allotted under the Plan shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

(10) The option may be exercised through a "cashless exercise" procedure, involving a broker or dealer nominated by the Company, which affords a Participant the opportunity to sell immediately some or all of the shares underlying the exercised portion of the option in order to generate sufficient cash to pay the exercise price of the option.


4.   CASH EQUIVALENT

(1) Where an option granted under the Plan has been exercised by any person in respect of any number of shares, and those shares have not yet been allotted or transferred to him in accordance with Rule 3(8) above, the Board may, at its absolute discretion determine that, in substitution for his right to acquire such number of those shares as the Board may decide (but in full and final satisfaction of his said right), he shall be paid a sum equal to the cash equivalent of that number of shares.

(2) For the purposes of this Rule, the cash equivalent of any shares is the amount by which the Board's opinion of the Market Value of those shares on the day last preceding the date on which the option was exercised exceeds the price at which those shares may be acquired by the exercise of the option.

(3) Subject to sub-rule (4) below, as soon as reasonably practicable after a determination has been made under sub-rule (1) above that a person shall be paid a sum in substitution for his right to acquire any number of shares:-

     (a) the Company shall pay to him or procure the payment to him of that sum in cash, and

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     (b)  if he has already paid the Company for those shares, the Company shall return to him the amount so paid by him.

(4)  If the Board in its discretion so decides:-

     (a) the whole or part of the sum payable under sub-rule (1) above shall, instead of being paid to the person in question in cash, be applied on his behalf in subscribing for shares in the Company at a price equal to the market value by reference to which the cash equivalent is calculated, or in purchasing such shares, or partly in one way and partly in the other, and

     (b) the Company shall allot to him (or his nominee) or procure the transfer to him (or his nominee) of the shares so subscribed for or purchased.

(5) There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary.

5.   TAKEOVER, RECONSTRUCTION, WINDING-UP AND LISTING

(1) If any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company then, subject to sub-rules
     (4), (5) and (7) of Rule 3 above, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and an option granted under the Plan may be exercised within one month (or such longer period as the Board may permit) of such notification.

(2) For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3) If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding-up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and any option granted under the Plan may, subject to sub-rules (4), (5) and (7) of Rule 3 above, be exercised within one month (or such longer period as the Board may permit) of such notification, but to the extent that it

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     is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof.

(4)  If any company (the "acquiring company"):-

     (a)  obtains control of the Company as a result of making -

          (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

          (ii) a general offer to acquire all of the shares in the Company which are of the same class as the shares which may be acquired by exercise of the options granted under the Plan, or

     (b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

     (c) becomes bound or entitled to acquire shares in the Company under sections 428 to F of that Act or Articles 421 to 423 of that Order,

     Any Participant may at any time by agreement with the acquiring company, release any option granted under the Plan which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company).

(5) The provisions of the Plan shall for this purpose be construed on the basis that:-

     (a) subject to paragraph (c) below, the new option were an option granted under the Plan at the same time as the old option;

     (b) except for purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1(1) above, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under the Plan"; and

     (c) notwithstanding that the old option was exercisable in full at the time of the release of the old option, the new option shall vest as to 25% at the first anniversary of the date of grant of the old option and thereafter in equal amounts over the next 36 months.

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6.   VARIATION OF CAPITAL

(1) In the event of any increase or variation of the share capital of the Company (whenever effected), by way of capitalisation, rights issue, sub-division, consolidation or reduction, the Board shall make such adjustments as it considers appropriate under sub-rule (2) below,(1)

(2) An adjustment made under this sub-rule shall be to one or more of the following:

     (a) the number of shares in respect of which any option granted under the Plan may be exercised;

     (b) the price at which shares may be acquired by the exercise of any such option;

     (c) where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.

(3) An adjustment under sub-rule (2) above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

(4) As soon as reasonably practicable after making any adjustment under sub-rule (2) above, the Board shall give notice in writing thereof to any Participant affected thereby.

7.   ALTERATIONS

(1) Subject to sub-rule (2) below, the Board may at any time alter or add to all or any of the provisions of the Plan, or the terms of any option granted under it,(2) in any respect.

------------------

[(1) Any adjustment to an Incentive Stock Option must comply with section 424 of the Code if the US favourable tax treatment is to be available.]

[(2) No adjustment can be made to the terms of an Incentive Stock Option if it is to retain its US tax favoured status.]

(2) No alteration or addition to the disadvantage of any Participant shall be made under sub-rule (1) above unless:-

     (a) the Board shall have invited every such Participant to give an indication as to whether or not he approves the alteration or addition, and

     (b) the alteration or addition is approved by a majority of those Participants who have given such an indication.

(3) As soon as reasonably practicable after making any alteration or addition under sub-rule (1) above, the Board shall give notice in writing thereof to any Participant affected thereby.

8.   MISCELLANEOUS

(1) The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination.

(2) In the event that shares are transferred to a Participant in pursuance of any option granted under the Plan, the Participant shall, if so required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by him in effecting such transfer.

(3) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

(4) Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

(5) In any matter in which they are required to act under the Plan, the auditors of the Company shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950 to 1979 shall not apply hereto.

                                   -10-

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9.   INCENTIVE STOCK OPTIONS

(1) The Board may grant an Incentive Stock Option to any person who is eligible to be granted an option under the Plan upon the terms set out in the Plan and subject to the additional terms and condition in this Rule.

(2) Subject to sub-rule 9(4) below, the option price for an Incentive Stock Option granted hereunder may not be less than Market Value on the Grant Date.

(3) A person who, within the meaning of section 422(b)(6) of the Code, is deemed to own shares in the Company possessing more than ten per cent of the total combined voting power of all classes of shares of the Company
     (or of its parent or subsidiary corporations within the meaning of section 424 of the Code) shall be eligible to receive an Incentive Stock Option only if the option price thereunder is at least 110% of the Market Value of the shares on the Grant Date and only if the term of the option does not exceed five years.

(4) The aggregate Market Value determined at the Grant Date of shares with respect to which Incentive Stock Options first become exercisable by any Participant in any calendar year shall not exceed US$100,000.

(5) Section 421(a) of the Code will not apply to an Incentive Stock Option unless it is exercised no more than (i) twelve months after the date of termination of employment because of total and permanent disability or (ii) three months after the date of termination of employment for any reason other than that described in clause (i) and death.

(6) Notwithstanding any other provisions of the Plan, the Company will not be required to issue or cause to be issued any ordinary shares if at such time such issuance would violate the United States Federal Securities laws or any other laws of the United States or any state thereof. In addition, the holder of any ordinary shares issued hereunder agrees not to sell or transfer such shares in violation of the United States Federal Securities laws or any other laws of the United States or any state thereof. The Company shall have the right in its sole discretion to modify the terms of the Plan at any time and from time to time as it deems necessary or appropriate to ensure or facilitate such compliance with the foregoing and to include appropriate legends on any options or ordinary shares issued or caused to be issued hereunder.

PART B: APPROVED OPTIONS

1. The provisions of Part A shall apply to options granted under this Part B, except as specified otherwise below.

2.   In Rule 1 add the following definitions:-

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     "GROUP MEMBER" means:-

     (1) a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or

     (2) a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph
          (a) above and has been designated by the Board for this purpose;

     "PART A" means Part A of the Plan;

     "PART B" means Part B of the Plan;

     "SCHEDULE 9" means Schedule 9 to the Taxes Act 1988;

     "THE TAXES ACT 1988" means the Income and Corporation Taxes Act 1988;

     and expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

3. In Rule 1 add the following to the definition of "Participating Company" after the words "one of them being the Company": -

     ", and to which the Board has with the approval of the Inland Revenue resolved that the Plan shall for the time being extend".

4.   In the definition of "Subsidiary" in Rule 1 add the words:-

     "and is under the control of the Company within the meaning of section 840 of the Taxes Act 1988."

5.   Add the following wording as a new Rule 2(1):-

     "Subject to sub-rule (3) below, a person is eligible to be granted an option under Part B if (and only if) he is a full-time director or qualifying employee of a Participating Company.

     For the purposes of sub-rule (1) above:-

     (a) a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week;

     (b) a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company)."

6.   Substitute the following wording for Rule 2(1) as Rule 2(1)A:-

     "Subject to Rule 3 below, the Remuneration Committee may grant to any person who is eligible to be granted an option under Part B an option to acquire shares in the Company which satisfy the requirements of paragraphs 10 to 14 of Schedule 9, upon the terms set out in Part B and upon such other objective terms as the Remuneration Committee may specify; and for this purpose an option to acquire includes an option to purchase and an option to subscribe."

7.   Add the following wording as new Rule 2(5):-

     "A person is not eligible to be granted an option under Part B at any time when he is not eligible to participate in Part B by virtue of paragraph 8 of Schedule 9."

8. Substitute the following wording for Rule 2(3) in so far as it applies to Market Options:-

     "The price at which shares may be acquired by the exercise of an option granted under Part B shall be determined by the Remuneration Committee before the grant thereof, but shall not be less than:-

     (a) if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class (as derived from that List) on the dealing day last preceding the Grant Date (or such other dealing day as may be agreed with the Inland Revenue);

     (b) if paragraph (a) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of the Plan with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed with the Inland Revenue); or

     (c) except in the case of an option to acquire shares otherwise than by subscription, the nominal value of those shares."

9.   Insert the following wording as a new Rule 2(6):-

     "No person shall be granted options under Part B which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under Part B or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed L30,000 (or such other limit as may be permitted under Schedule 9)."

10. Rule 3(4) shall apply with the following amendment after the words "after his so ceasing":
     save that where a Participant ceases to be employed by reason of death, injury, disability, redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978) or retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and must in the case of death) be exercised within the period which shall expire 12 months after his so ceasing.

11.  Insert a new Rule 3(10) as follows:-

     "A Participant shall not be eligible to exercise an option under Part B at any time when he is not eligible to participate in the Plan by virtue of paragraph 8 of Schedule 9."

12. In Rule 3, reference to "Participating Company" shall be read as a reference to "Group Member".

13.  Rule 4 of Part A shall not apply.

14.  Insert a new Rule 5(4) as follows:-

     "(4) If any company ("the acquiring company"):-

     (a)  obtains control of the Company as a result of making-

          (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

          (ii) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under the Plan, or

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

     (b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

     (c) becomes bound or entitled to acquire shares in the Company under sections 428 to F of that Act or Articles 421 to 423 of that Order,

     any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
     Schedule 9), by agreement with the acquiring company, release any option granted under the Plan which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of
     Schedule 9).

     (5) The new option shall not be regarded for the purposes of sub-rule (4) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the Plan shall for this purpose be construed as if:-

          (a) the new option were an option granted under the Plan at the same time as the old option; and

          (b) except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in Rule (l) above and the reference to "the Board in Rule 3(6) above, the expression "THE COMPANY" were defined as "a company whose shares may be acquired by the exercise of options granted under the Plan".

15. Insert a new Rule 6(3) as follows and renumber existing Rule 6(3) and Rule 6(4) as Rule 6(4) and Rule 6(5) respectively:-

     "At a time when Part B is approved by the Inland Revenue under Schedule 9, no adjustment under sub-rule (2) above shall be made without the prior approval of the Inland Revenue."

16.  Insert the following wording at the end of Rule 7(1):-

     "(having regard to the fact that, if an alteration or addition which does not solely relate to a special term is made to any provision of Part B, or the terms of any option granted under Part B at a time when Part B is approved by the Inland Revenue under Schedule 9, the

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

     approval will not thereafter have effect unless the Inland Revenue have approved the alteration or addition)."

17. Insert the following wording at the end of existing Rule 7(3) (renumbered Rule 7(4)):-

     "and, if the alteration or addition relates to Part B and is made at a time when Part B is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue."

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